SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2001

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)      Identification Number)
         Vermont                    000-28449              03-0283552

     (Address of principal executive offices)              (Zip Code)
            20 Main St., P.O. Box 667
            Morrisville, VT                                05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

        (Former name or former address, if changed since last report)

                               Not applicable


Item 4:  Changes in Registrant's Certifying Accountant

a) On February 21, 2001, the audit committee of the Board of Directors recommended to and the Board of Directors approved dismissing A.M. Peisch & Company, our current independent accountants, after the Form 10-K report for December 31, 2000 is filed.

b) The accountant had not issued a report in the last two fiscal years containing either a disclaimer or an adverse or qualified opinion, nor were the reports subsequently modified as to uncertainty, audit scope or accounting principles.

c) The Registrant had no disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years.

d) The Registrant has requested A.M. Peisch & Company to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of A.M. Peisch & Company's letter to the SEC, dated February 26, 2001, is filed as exhibit 16 to the Form 8-K.

e) At its Board meeting of February 21, 2001, the Board of Directors of Union Bankshares, Inc. engaged the accounting firm of Urbach Kahn & Werlin LLP as independent accountants for the Registrant for 2001.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Union Bankshares, Inc.

February 27, 2001
                                    ___________________________________
                                    Marsha A. Mongeon, Chief Financial
                                    Officer


                              EXHIBIT INDEX

16 Letter from A.M. Peisch and Company, our former independent accounts, dated February 26, 2001.